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                                  EXHIBIT 11.1


                             BRISTOL HOTEL COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (in thousands, except per share amounts)


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
                                                                       YEAR ENDED          ELEVEN MONTHS ENDED
                                                                    DECEMBER 31, 1996       DECEMBER 31, 1995
                                                                    -----------------      --------------------

Net Income ........................................................     $17,749                   $ 3,061
                                                                        =======                   =======

Primary earnings per common share:
      Shares used in computing earnings per share:
           Weighted average number of shares outstanding ..........      16,566                    11,905
           Incremental shares attributed to outstanding options,
             Less shares assumed purchased at average market ......         452                        33
                                                                        -------                   -------
                                                                         17,018                    11,938
                                                                        =======                   =======

      Earnings per common and common equivalent shares ............     $  1.04                   $  0.26
                                                                        =======                   =======

Fully diluted earnings per common share:
      Shares used in computing earnings per share:
           Weighted average number of shares outstanding ..........      16,566                    11,905
           Incremental shares attributed to outstanding options,
             less shares assumed purchased at higher of average
             or ending market .....................................         509                       232
                                                                        -------                   -------
                                                                         17,075                    12,137
                                                                        =======                   =======

      Earnings per common and common equivalent shares ............     $  1.04                   $  0.25
                                                                        =======                   =======
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